e.Digital AGM
2009

e.Digital

Business Update

eVU™
mobile entertainment system

FLASH-R™

e.Digital

- Working with RQN on the digEcor lawsuit and preparing for the trial

- Working with Duane Morris on the first round of our patent monetization activities and close to announcing the first licensee

- Pursuing eVU sales in a global "down" economy and the cloud of the digEcor case

Where Were We Last September?

- Completed the digEcor trial with the court ruling in our favor on all remaining claims!
- Successfully concluded the first round of our intellectual property (IP) licensing strategy by licensing and settling all seven of the active cases that initiated the monetization of our important IP portfolio
- Filed suit against 19 new defendants for patent infringement
- Numerous airline deals in the works for eVU players
- Dramatically improved our financials

Where Are We Today?

	March 31, 2008	September 30, 2009
Cash	$ 122,116	$ 2,616,717
Working Capital (Deficit)	$ (1,292,292)	$ 3,360,263
Total Debt	$ 1,193,951	$ 96,900

As of today, we are debt free!

Financial Comparison

e.Digital Corporation
Year over Year Operating Results

	FY 2008 3/31/2008	FY 2009 3/31/2009
Revenues	$ 5,552,621	$ 11,055,732
Gross Profit	$ 1,544,008	$ 6,543,951
Operating Expenses	$ 2,986,488	$ 2,844,008
Income (Loss) Before Tax	$ (1,719,067)	$ 3,355,486

Financial Comparison cont.

- Since March 2008 we reduced staffing by 40% by becoming more efficient and focusing on near term opportunities.

- Since fiscal 2009 we have reduced our monthly operating costs from over $250,000 a month to under $150,000 per month.

Financial Comparison cont.

eVU™ Sales

eVU™ mobile entertainment system

e.Digital


e.Digital
corporation

WAEA 2009 In Palm Springs



.Digital
corporation
SMART SOLUTIONS FOR A DIGITAL W
e.Digital

WAEA 2009 In Palm Springs

e.Digital Direct Customers

- Lufthansa
- Air France
- Austrian Airlines
- Malaysia Airlines
- Alitalia
- TUIfly – Germany
- Corsairfly – France
- Neos – Italy
- New U.S. Based Carrier Customer
- U.S. Carrier Trial In Progress

eVU™ mobile entertainment system

- LOT Polish Airlines
- Arkefly
- Titan
- Air Seychelles
- Jetairfly
- International Trials In Progress

Mezzo Movies eVU Customers

- San Diego
- Kuala Lumpur
- U.K. (through Mezzo Movies)
- France (through France Vision Services)

eVU Repair Locations

Content Integration

- e.Digital is The Exclusive Content Integrator For All eVU Airline Customers
- On-Going Revenue Stream
- Monthly Income Has Been Growing
- Higher Gross Margins

- Cruise Lines
- Car Rental
- Healthcare
- Others

Other Industries

- Wireless Connectivity
  - Web Browsing
  - Texting
  - Streamed Video
  - Content Updates
  - On-board Product Sales
- More Processing Power
  - HD Output to Monitors/TVs
  - Enhanced GUI Options (HTML, Flash animation)
  - More Design Options for Other Industries
  - Support for Other Video Decoders (WMV, H.264)

New Product Development – Next Generation eVU Platform

New Product Development cont.

- Advanced LCDs
  - OLED
  - eReader
- Streamed Television
- Wireless Voice and Data Communications

Patent Monetization Activities

FLASH-R™

- **US5491774:** Handheld record and playback device with flash memory
- **US5742737:** Method for recording voice messages on flash memory in a hand held recorder
- **US5787445:** Operating system including improved file management for use in devices utilizing flash memory as main memory
- **US5839108:** Flash memory file system in a handheld record and playback device
- **US5842170:** Method for editing in hand held recorder

Flash-R™ Patent Portfolio

- Nikon
- Casio
- LG
- Sanyo
- Samsung
- Olympus
- Avid

Total Licensing Revenue: $11.4 Million

e.Digital Patent Licensees

19 New Defendants

- Canon
- Panasonic/JVC
- Kyocera
- Pentax
- Tascam (TEAC)
- VTech
- HTC
- Marantz
- Imation
- Zoom/Samson Technologies
- Polaroid
- Nokia
- Coby Electronics
- DXG
- Leica
- Ikegami
- Sakar
- Wolverine
- Edriol (Roland)

FLASH-R™

Questions & Answers

e.Digital